Exhibit 99.1

IMAX Acquires Streaming Technology Company SSIMWAVE Inc.

Breakthrough AI-Driven Software and IP to Expand IMAX Image Enhancement Capabilities and Drive New Revenue Across All Video Platforms

NEW YORK and ONTARIO – September 22, 2022 – IMAX Corporation (NYSE: IMAX) today announced it has acquired SSIMWAVE Inc., a leader in AI-driven video quality solutions for media and entertainment companies. The move marks a significant expansion of IMAX’s strategy to deliver the highest quality video images on any screen — to drive new, recurring revenue and grow its global leadership in entertainment technology.

Through its patented, two-time Emmy(R) Award winning technology, Ontario-based SSIMWAVE enables streaming and broadcast providers to deliver the best possible image on any device for on-demand and live video. Four of the world’s top-ten streaming media companies currently partner with SSIMWAVE to optimize video, including Disney, Paramount Global, and Warner Bros. Discovery. Its 30-person engineering team has mapped the human visual system to produce one of the most accurate measures of perceptual quality, which its AI-driven software applies to enhance video streams and files in real time. The acquisition is expected to be accretive in 2023 and have minimal financial impact in 2022.

“SSIMWAVE is doing revolutionary work at the intersection of human visual perception and image enhancement technology. By putting the power of our global brand behind their award-winning engineering team and product suite, IMAX takes a big step toward a new horizon in our ability to deliver the best images for any creator, across every screen,” said Rich Gelfond, CEO of IMAX. “In the near-term, SSIMWAVE brings to IMAX new, SaaS-based revenue and a world-class client roster that tightly aligns with some of our strongest, most successful content partnerships.”

With the explosion in video consumption across platforms, the need for video optimization continues to grow as consumers demand higher resolution including 4K, 8k and new, interactive experiences across gaming, VR, AR, and the metaverse. Additionally, leading filmmakers and creators increasingly demand solutions to ensure the fidelity and quality of their work on any screen. IMAX will work with SSIMWAVE in the near term to further grow its business and product suite, including international expansion. Longer-term, IMAX’s technology and post-production teams will work with SSIMWAVE’s engineering team to develop new solutions for delivering IMAX-quality video experiences across platforms, around the world.

“Viewers and content creators expect more from video experiences. By joining IMAX, SSIMWAVE will be even better positioned to preserve creators’ intent and enable engaging, differentiated viewing experiences to millions of users across platforms,” said Dr. Abdul Rehman, CEO and Co-Founder of SSIMWAVE. “We’re excited to join IMAX and tap into its global scale and expertise as more streamers turn to SSIMWAVE to ensure the best viewing experiences while reducing bandwidth costs.”

Founded at Ontario’s University of Waterloo, SSIMWAVE’s technology has improved the viewer experience of more than 150 million subscribers over billions of viewing hours to date. Its technology is protected with 50 patents and patents pending globally. SSIMWAVE has won a Technology & Engineering Emmy® Award (2020) and a Primetime Emmy® Award for Outstanding Achievement in Engineering (2015). SSIMWAVE was also honored as a Best New Streaming Technology winner in the NAB Show Product of the Year Awards in both 2022 and 2021.

“SSIMWAVE boasts a brilliant team of engineers, technologists, and academics obsessed with image quality and on the leading edge of Ontario’s thriving tech community; the similarities between this company and IMAX when we acquired it nearly 30 years ago are uncanny,” continued Gelfond. “We look forward to scaling SSIMWAVE’s business and taking it in never-before-imagined directions around the world just as we did with IMAX’s game-changing projection technology.”

The acquisition builds on IMAX’s cross-platform expansion with IMAX Enhanced, which brings The IMAX Experience(R) to streaming entertainment with IMAX-exclusive expanded aspect ratio, digitally remastered content, and signature sound. More than 200 IMAX Enhanced titles are available across streaming platforms worldwide, including Disney+, and more than 10 million IMAX Enhanced certified devices are in the market today.

Under the terms of agreement, IMAX acquired SSIMWAVE for $18.5 million in cash and $2.5 million in stock with additional earnout consideration of $4 million, subject to achieving certain operating performance and financial objectives.

For more information, please visit the IMAX Investor Relations website.

About SSIMWAVE

SSIMWAVE’s Video Experience Automation Platform brings the power of the human eye to entire video delivery chains to help streaming services assess video quality at scale, minimize quality drop-offs, and reduce distribution expenses and video assurance costs. Its SSIMPLUS® suite of products – Live Monitor, VOD Monitor and Video Quality (VQ) Dial – have also helped the streaming industry address hard-to-solve problems such as banding, A/V sync issues, HDR content distribution, and low-quality sources. SSIMWAVE technology has earned multiple Emmy® Awards as well as an NAB Product of the Year Award.

About IMAX Corporation

IMAX, an innovator in entertainment technology, combines proprietary software, architecture, and equipment to create experiences that take you beyond the edge of your seat to a world you’ve never imagined. Top filmmakers and studios are utilizing IMAX theaters to connect with audiences in extraordinary ways, and, as such, IMAX’s network is among the most important and successful theatrical distribution platforms for major event films around the globe.

IMAX is headquartered in New York, Toronto, and Los Angeles, with additional offices in London, Dublin, Tokyo, and Shanghai. As of June 30, 2022, there were 1,694 IMAX theater systems (1,610 commercial multiplexes, 12 commercial destinations, 72 institutional) operating in 87 countries and territories. Shares of IMAX China Holding, Inc., a subsidiary of IMAX Corporation, trade on the Hong Kong Stock Exchange under the stock code “1970.”

IMAX®, IMAX® Dome, IMAX® 3D, IMAX® 3D Dome, Experience It In IMAX®, The IMAX Experience®, An IMAX Experience®, An IMAX 3D Experience®, IMAX DMR®, DMR®, Filmed For IMAX™, IMAX LIVE™, IMAX Enhanced™, IMAX nXos® and Films to the Fullest®, are trademarks and trade names of the Company or its subsidiaries that are registered or otherwise protected under laws of various jurisdictions. More information about the Company can be found at www.imax.com. You may also connect with IMAX on Instagram (https://www.instagram.com/imax), Facebook (www.facebook.com/imax), Twitter (www.twitter.com/imax) and YouTube (www.youtube.com/imaxmovies).

Forward-Looking Statements

This press release contains forward looking statements that are based on IMAX management’s assumptions and existing information and involve certain risks and uncertainties which could cause actual results to differ materially from future results expressed or implied by such forward looking statements. These forward looking statements include, but are not limited to, statements regarding the benefits of the acquisition, the anticipated products of the combined company, business and technology strategies and measures to implement strategies, competitive strengths, goals, expansion and growth of business, operations and technology, industry prospects and consumer behavior, plans and references to the future success of IMAX Corporation together with its consolidated subsidiaries (the “Company”) and expectations regarding the Company’s future operating, financial and technological results. These forward-looking statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions and expected future developments, as well as other factors it believes are appropriate in the circumstances. However, whether actual results and developments will conform with the expectations and predictions of the Company is subject to a number of risks and uncertainties, including, but not limited to, risks that the acquisition disrupts current plans and operations of the Company or SSIMWAVE and potential difficulties in employee retention as a result of the acquisition; risks related to diverting management’s attention from ongoing business operations; the failure to successfully integrate SSIMWAVE’s operations, products, and technology; failure to implement plans, forecasts, and other expectations with respect to SSIMWAVE’s business after the acquisition and realize additional opportunities for growth and innovation; other factors and risks outlined in our periodic filings with the United States Securities and Exchange Commission or in Canada, the SEDAR; and other factors, many of which are beyond the control of the Company. Consequently, all of the forward-looking statements made in this press release are qualified by these cautionary statements, and actual results or anticipated developments by the Company may not be realized, and even if substantially realized, may not have the expected consequences to, or effects on, the Company. These factors, other risks and uncertainties and financial details are discussed in IMAX’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The Company undertakes no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For additional information please contact:

Investors:

Jennifer Horsley

jhorsley@imax.com

212.821.0154

Media:

Mark Jafar

mjafar@imax.com

212.821.0102

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